Exhibit 99.2

ProPetro Announces Acceleration of Fleet Deployment Schedule
--- Company to Participate in Johnson Rice 2017 Energy Conference on September 26 ---

MIDLAND, TX, September 25, 2017 (Businesswire) - ProPetro Holding Corp. (“ProPetro” or “the Company”) (NYSE: PUMP) today announced accelerated deployment of its new build hydraulic fracturing fleet.
The Company’s 15th fleet (45,000 hydraulic horsepower (“HHP”)) was put into active service for a ProPetro customer on September 25, 2017 and the Company’s 16th fleet (45,000 HHP) is now expected to be deployed in the middle of the fourth quarter 2017. ProPetro previously expected the 15th and 16th fleets to commence operations by the middle and end of the fourth quarter 2017, respectively. As a result, the Company anticipates exiting the third quarter 2017 with total active capacity of 645,000 HHP and ending the year with 690,000 HHP.
Separately, ProPetro announced that it will present at the Johnson Rice & Company 2017 Energy Conference in New Orleans, Louisiana starting at 12:30pm CT on Tuesday, September 26, 2017. A link to the webcast and presentation is available on ProPetro’s website at www.propetroservices.com.
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About ProPetro
ProPetro Holding Corp. is a Midland, Texas-based oilfield services company providing pressure pumping and other complementary services to leading upstream oil and gas companies engaged in the exploration and production of North American unconventional oil and natural gas resources.
Forward-Looking Statements
The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the Company’s filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements.
Contact: ProPetro Holding Corp

Sam Sledge, 432-688-0012
Investor Relations
sam.sledge@propetroservices.com